EXHIBIT 10.3
FIRST AMENDMENT
TO
MEDGENICS, INC.
2006 STOCK INCENTIVE PLAN

WHEREAS, Medgenics, Inc., a Delaware corporation (the “Corporation”), maintains the 2006 Stock Incentive Plan (the “Plan”); and

WHEREAS, the Board of Directors of the Corporation (the “Board”) has determined that it is in the best interest of the Corporation to amend the Plan to, in addition to implementing a number of technical amendments to the existing Plan, increase by 1,270,000 the number of shares of common stock of the Corporation that may be made the subject of options granted under the Plan.

NOW, THEREFORE, by virtue and in exercise of the power reserved to the Board under Section 9.14(a) of the Plan, and pursuant to the authority delegated to the undersigned officer of the Corporation by a resolution adopted by the Board, the Plan be and is hereby amended, effective as of the date that is the later of (i) August 31, 2007 and (ii) the date that the Corporation has obtained the approval of the holders of a majority of the outstanding capital stock of the Corporation to this amendment, as follows:

(1) by substituting for the first sentence of Section 4.01 of the Plan the following new sentence:

“The maximum number of shares authorized to be issued under the Incentive Plan shall be 2,267,003 shares of the Company’s Common Stock.”

(2) by inserting the following new Section 4.04:

“4.04   Limitation on Issuance.  Notwithstanding anything to the contrary contained in the Incentive Plan, so long as the Company has any shares of its capital stock listed or admitted to trading on the Official List of the United Kingdom Listing Authority or on AIM, the market operated by London Stock Exchange plc (“AIM”), the Company shall not issue, after the date of admission of shares of the Company’s Common Stock to trading on AIM, Awards for more than 10% of the then outstanding number of shares of the Company’s Common Stock (excluding for purposes of the calculation of such 10%, all options granted on or prior to the date of admission).”

IN WITNESS WHEREOF, by action of the Board, the Corporation has caused this First Amendment to be executed by its duly authorized officer this 22nd day of August, 2007.

MEDGENICS, INC.

By:	/s/ Andrew L. Pearlman
Its:	Chief Executive Officer